Exhibit 99.2

INDEX TO PRO FORMA FINANCIAL INFORMATION

Ask Jeeves, Inc.

Unaudited Pro Forma Condensed Combined Financial Information:
Pro Forma Consolidated Balance Sheets as of March 31, 2004	3
Pro Forma Consolidated Statements of Operations for the Year Ended December 31, 2003	4
Pro Forma Consolidated Statements of Operations for the for the Three Months Ended March 31, 2004	5
Notes to Unaudited Pro Forma Condensed Combined Financial Information	6

ASK JEEVES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On May 6, 2004, Ask Jeeves, Inc. completed its acquisition of Interactive Search Holdings, Inc., an online search and media company. The following unaudited pro forma condensed combined financial information for Ask Jeeves, Inc. gives effect to the acquisition of Interactive Search Holdings, Inc. The unaudited pro forma condensed combined financial data were prepared from (1) Ask Jeeves’ audited historical consolidated financial statements included in Ask Jeeves’ Form 10-K for the year ended December 31, 2003 (2) Ask Jeeves’ unaudited historical condensed consolidated financial statements included in Ask Jeeves’ Form 10-Q for the three months ended March 31, 2004 (3) Interactive Search Holdings’ audited historical consolidated financial statements as of and for the year ended December 31, 2003, included elsewhere in this Form 8-K/A (4) Interactive Search Holdings’ unaudited historical consolidated financial statements as of and for the three months ended March 31, 2004, filed elsewhere in this Form 8-K/A, and should be read in conjunction with those financial statements.

The unaudited pro forma condensed combined balance sheet at March 31, 2004 assumes the Interactive Search Holdings, Inc. acquisition took place as of March 31, 2004. The total purchase cost of $391.1 million has been allocated to the assets and liabilities based on management’s preliminary estimates of the respective fair values with the excess consideration over the net assets acquired allocated to goodwill. These estimates are subject to adjustment based on the final allocation of purchase cost.

The unaudited pro forma condensed combined statements of operations combine the historical statements of operations for Ask Jeeves, Inc. and Interactive Search Holdings, Inc. for the year ended December 31, 2003 and the three months ended March 31, 2004, and give effect to the acquisition, including the amortization of acquired identified intangible assets, as if it had occurred on January 1, 2003.

The unaudited pro forma condensed combined information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transactions had been consummated at the dates indicated, nor is it necessarily indicative of future operating results or financial position of the combined companies.

ASK JEEVES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2004
 (In thousands, except share data)

	Historical		Pro Forma
		Interactive
	Ask Jeeves, Inc.	Search Holdings, Inc.	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$67,699	$20,694	$(17,993)	(1)	$70,400
Marketable securities	125,991	—	(125,991)	(1)	—

Total cash, cash equivalents and marketable securities	193,690	20,694	(143,984)		70,400
Accounts receivable, net	14,286	27,500	$(176)	(2)	41,610
Prepaid expenses and other current assets	4,499	1,695	—		6,194

Total current assets	212,475	49,889	(144,160)		118,204
Property and equipment, net	14,387	3,404	—		17,791
Goodwill	—	—	263,278	(3)	263,278
Intangible assets, net	550	6,053	(6,053)	(5)	101,527
			100,977	(4)
Other long-term assets, net	5,226	1,705	—		6,931

Total assets	$232,638	$61,051	$214,042		$507,731

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$16,066	$28,391	$(176)	(2)	$55,168
			10,887	(1)
Accrued compensation and related expenses	5,066	—	—		5,066
Accrued restructuring costs	979	—	—		979
Deferred revenue	4,147	896	(896)	(8)	4,565
			418	(8)
Note Payable	—	2,107	—		2,107
Current portion of capital lease obligation	—	1,119	—		1,119

Total current liabilities	26,258	32,513	10,233		69,004
Convertible subordinated notes	115,000	—	—		115,000
Capital lease obligations, less current portion	—	817	—		817
Other liabilities	326	—	—		326

Total liabilities	141,584	33,330	10,233		185,147
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock	—	37	(37)	(6)	—
Common stock	744,572	21,336	(21,336)	(6)	980,816
			236,244	(1)
Subscription receivable	—	(14)	14	(6)	—
Deferred stock compensation	—	(2,645)	2,645	(6)	(4,714)
			(4,714)	(7)
Accumulated deficit	(657,307)	9,007	(9,007)	(6)	(657,307)
Accumulated other comprehensive income	3,789	—	—		3,789

Total stockholders’ equity	91,054	27,721	203,809		322,584

Total liabilities and stockholders’ equity	$232,638	$61,051	$214,042		$507,731

ASK JEEVES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2003
 (in thousands, except share and per share data)

	Historical		Pro Forma
		Interactive
	Ask Jeeves, Inc.	Search Holdings, Inc.	Adjustments			Combined
Revenues	$107,292	$85,306	$(438)	(A	)	$192,160
Cost of revenues	21,917	39,133	(438)	(A	)	72,077
			11,465	(B	)	—

Gross profit	85,375	46,173	(11,465)			120,083
Operating expenses:
Product development	14,768	3,312	—			18,080
Sales and marketing	31,902	24,673	—			56,575
General and administrative	19,025	5,598	(1,038)	(C	)	23,585
Amortization of intangible assets	—	—	13,317	(B	)	13,317
Impairment of long-lived assets	702	—	—			702

Total operating expenses	66,397	33,583	12,279			112,259

Operating income	18,978	12,590	(23,744)			7,824
Gain on dissolution of joint venture	6,356	—	—			6,356
Interest and other income (expense), net	1,342	(366)	—			976

Income before income tax provision	26,676	12,224	(23,744)			15,156
Income tax provision	1,891	420	—			2,311

Income from continuing operations	$24,785	$11,804	$(23,744)			$12,845

Earnings per Share-Basic:
Income from continuing operations	$0.56					$0.25

Weighted average shares outstanding used in computing basic net income per share	44,233,461					52,164,926

Earnings per Share-Diluted:
Income from continuing operations	$0.45					$0.20

Weighted average shares outstanding used in computing diluted net income per share	54,773,229					64,073,057

ASK JEEVES, INC.
 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2004
 (in thousands, except share and per share data)

	Historical		Pro Forma
		Interactive
	Ask Jeeves, Inc.	Search Holdings, Inc.	Adjustments			Combined
Revenues	$39,229	$39,199	$(143)	(A	)	$78,285
Cost of revenues	6,070	17,058	(143)	(A	)	25,851
			2,866	(B	)	—

Gross profit	33,159	22,141	(2,866)			52,434
Operating expenses:
Product development	4,753	1,218	—			5,971
Sales and marketing	9,164	9,788	—			18,952
General and administrative	5,344	2,332	(372)	(C	)	7,304
Amortization of intangible assets	—	—	3,329	(B	)	3,329
Other charges	—	12,536	(10,482)	(D	)	2,054

Total operating expenses	19,261	25,874	(7,525)			37,610

Operating income (loss)	13,898	(3,733)	4,659			14,824
Interest and other income (expense), net	581	(69)	—			512

Income (loss) before income tax provision	14,479	(3,802)	4,659			15,336
Income tax provision	1,100	256	—			1,356

Income (loss) from continuing operations	$13,379	$(4,058)	$4,659			$13,980

Earnings per Share-Basic:
Income from continuing operations	$0.29					$0.26

Weighted average shares outstanding used in computing basic net income per share	46,885,863					54,817,328

Earnings per Share-Diluted:
Income from continuing operations	$0.23					$0.20

Weighted average shares outstanding used in computing diluted net income per share	59,370,727					68,670,555

ASK JEEVES, INC.
NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

1. ALLOCATION OF PURCHASE COST AS OF THE ACQUISITION DATE (MAY 6, 2004)

The unaudited pro forma condensed combined financial statements reflect the total purchase cost for Interactive Search Holdings, Inc. of approximately $391.1 million which consists of the following (in thousands):

Common stock (9,093,590 shares at $25.73 per share)	$233,978
Stock options (206,238 options, at fair value)	2,266
Cash	143,984
Transaction costs	10,887

$391,115

The total purchase cost of the acquisition of Interactive Search Holdings, Inc. as of the acquisition date (May 6, 2004) has been allocated to assets and liabilities based on management’s preliminary estimate of its fair value. The excess of the purchase consideration over the fair value of the net assets acquired has been allocated to goodwill. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Cash and cash equivalents	$27,530
Other tangible assets	27,359
Amortizable intangible assets:
Developed/core technology	3,785
User Base	30,608
Advertiser and distribution partner relationships	61,479
Trade names	5,105
Goodwill	253,657

Total assets acquired	409,523
Liabilities assumed	(23,122)
Deferred stock-based compensation (stockholders’ equity)	4,714

Total	$391,115

2. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

The adjustments to the unaudited pro forma condensed combined balance sheet as of March 31, 2004 have been calculated as if the acquisition occurred on that date and are as follows:

(1)	To reflect the acquisition of Interactive Search Holdings, Inc. for the total purchase cost of $391.1 million as described in Note 1.

(2)	To reflect the elimination of intercompany accounts receivable and payable.

(3)	Recognition of goodwill in the amount of $262.0 million which represents the excess of the purchase consideration over the fair value of the net assets acquired and identified intangible assets. The amount recorded in the condensed combined balance sheet at March 31, 2004 differs from the amount determined as of the May 6, 2004 acquisition date (Note 1) due to changes in the assets and liabilities of Interactive Search Holdings, Inc. between those dates.

ASK JEEVES, INC.
NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

(4)	To recognize the estimated fair value of identified intangible assets as follows:

		Estimated Lives of
(in thousands, except for estimated lives)	Fair Value	Intangible Assets	Annual Amortization
Developed/core technology	$3,785	3	$1,262
User Base	30,608	3	10,203
Advertiser and distribution partner relationships	61,479	5	12,296
Trade names	5,105	5	1,021

Total	$100,977		$24,782

(5)	To eliminate the historical intangible assets of Interactive Search Holdings, Inc.

(6)	To eliminate the historical stockholders’ equity accounts of Interactive Search Holdings, Inc.

(7)	To record deferred stock compensation on unvested stock options assumed.

(8)	To adjust the historical deferred revenue of Interactive Search Holdings, Inc. to the estimated fair value of the related obligation.

Net deferred tax assets related to the acquisition of Interactive Search Holdings had been fully offset by a valuation allowance and, accordingly, no such amounts are included in the accompanying condensed combined balance sheet.

3. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2003 AND THREE MONTHS ENDED MARCH 31, 2004

The adjustments to the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2003 and three months ended March 31, 2004 have been calculated assuming that the acquisition occurred as of January 1, 2003, and January 1, 2004, respectively, and are as follows:

(A) To reflect the elimination of intercompany transactions.

(B) To reflect the amortization of identified intangible assets resulting from the Interactive Search Holdings, Inc. acquisition. The amortization of the intangible assets is as described in Note 2.

(C) To eliminate the historical amortization of the intangible assets of Interactive Search Holdings, Inc.

(D) To eliminate the expenses incurred by Interactive Search Holdings, Inc. in connection with the acquisition.

4. ADJUSTMENTS TO PRO FORMA BASIC AND DILUTED EARNINGS PER SHARE

Pro forma basic income from continuing operations per share reflects the issuance of 7,931,465 shares of Ask Jeeves, Inc.’s common stock related to the Interactive Search Holdings, Inc. acquisition as if the shares had been outstanding for the entire periods presented. Pro forma diluted income from continuing operations per share also reflects 929,818 shares related to the acquisition held in a general escrow account, 232,307 shares related to the acquisition held in a special escrow account and 206,238 shares related to unvested common stock options assumed in the acquisition computed using the treasury stock method. The shares in the general escrow will be released to the prior stockholders of Interactive Search Holdings on August 6, 2005. Until such time, the shares in the general escrow will be available to Ask Jeeves to reimburse it for any indemnifiable losses it suffers under the merger agreement, but only if such losses exceed $1.0 million in the aggregate. The shares in the special escrow will remain in escrow

ASK JEEVES, INC.
NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

until final resolution of certain tax claims against Interactive Search Holdings, and shall be released to Ask Jeeves to fund any liability it incurs with respect to such claims and, to the extent remaining, to the prior stockholders of Interactive Search Holdings.